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                                                                    Exhibit 11.1


               LODGENET ENTERTAINMENT CORPORATION AND SUBSIDIARIES

      Statement Regarding Computation of Net Loss Per Share of Common Stock
                                   (Unaudited)
             (Dollar amounts in thousands, except per share amounts)


                                                     Three Months Ended June 30,               Six Months Ended June 30,
                                                  ------------------------------          ------------------------------
                                                        1995                1996                1995                1996
                                                  ----------          ----------          ----------          ----------

Net loss                                             $(1,443)            $(3,395)            $(2,923)            $(6,268)
                                                  ----------          ----------          ----------          ----------
                                                  ----------          ----------          ----------          ----------

Weighted average shares outstanding:
   Shares outstanding                              7,376,698           8,801,485           7,323,900           8,077,939

   Additional equivalent shares issuable
   from assumed exercise of common
   stock options (1)                                  41,162              54,357              41,690              53,342
                                                  ----------          ----------          ----------          ----------

Weighted average shares outstanding                7,417,860           8,855,842           7,365,590           8,131,281
                                                  ----------          ----------          ----------          ----------
                                                  ----------          ----------          ----------          ----------


Net loss attributable to common stock                 ($0.19)             ($0.38)             ($0.40)             ($0.77)
                                                  ----------          ----------          ----------          ----------
                                                  ----------          ----------          ----------          ----------


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(1)  Includes the effect of options issued during the twelve months preceding the Company's initial public offering. Other options and warrants have not been included because their effect would be anti-dilutive.